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                                                                 Exhibit 10 (ix)

                       ST. PAUL FEDERAL BANK FOR SAVINGS
                           AND ST. PAUL BANCORP, INC.
                   NONQUALIFIED RETIREMENT PLAN FOR DIRECTORS

                AS AMENDED AND RESTATED EFFECTIVE MARCH 28, 1994


     In order to provide for the retirement security of certain of the members of the Boards of Directors of St. Paul Federal Bank For Savings (the "Bank") and St. Paul Bancorp, Inc. ("Bancorp"), and in order to induce such members to continue to serve on such Boards of Directors and in order to induce other individuals to serve on such Boards of Directors, the Bank and Bancorp hereby adopt the ST. PAUL FEDERAL BANK FOR SAVINGS AND THE ST. PAUL BANCORP, INC. NONQUALIFIED RETIREMENT PLAN FOR DIRECTORS (the "Plan"). This Plan was originally adopted on July 21, 1989. It was subsequently amended and restated on January 28, 1991, and again on March 28, 1994. This Plan as amended and restated as of March 28, 1994, supersedes all prior versions of this Plan.

                            ARTICLE I -- ELIGIBILITY

     For purposes of the Plan, an eligible member of the Boards of Directors of the Bank and Bancorp ("Eligible Director") shall mean an individual who, on or after the Original Adoption Date of this Plan (as defined below), serves as an outside member of the Board of Directors of the Bank or Bancorp. An Eligible Director who is participating in this Plan as of the Second Amendment and Restatement Date (as defined below) of this Plan shall continue to participate in this Plan. An outside member is one who is not an employee of the Bank or Bancorp or of any of the affiliates of the Bank or Bancorp. However, an outside member may be an independent contractor or a consultant of the Bank or Bancorp or of any of the affiliates of the Bank or Bancorp. The provisions of this amended and restated Plan shall only apply to an Eligible Director who performed services for the Bank or Bancorp as an Eligible Director on or after the Second Amendment and Restatement Date.

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                         ARTICLE II -- BENEFIT AMOUNT

     Following termination of service as a member of the Board of Directors of either the Bank or Bancorp for the reasons set forth in Article III, an Eligible Director shall be entitled to receive a "Benefit Amount", payable at the time and in the manner prescribed in Article III. The "Benefit Amount" payable under this Plan shall equal the Benefit Percentage provided under Appendix I for the Years of Service the Eligible Director is credited with times the Eligible Director's Annual Compensation received for services performed as a member of the Boards of Directors of either the Bank or Bancorp and as a member of the Board of Directors of any affiliate or subsidiary of the Bank or Bancorp (and as a member of any committee of such boards) during the 12 month period immediate preceding such termination of service (or, if greater, during any 12 consecutive month period occurring during the three year period immediately preceding such termination of service). "Annual Compensation" for the purpose of the Plan shall mean any and all retainers and/or meeting fees paid to an individual for services rendered as a member of the Board of Directors for the Bank and/or Bancorp or any of their respective subsidiaries. It shall not include any compensation received as an independent contractor or consultant or any compensation of a non-recurring nature such as a bonus paid to an Eligible Director. If an Eligible Director has served for less than one year preceding such termination of service, then the amount of Annual Compensation (for the purpose of the computation referred to herein) shall be the amount that would reasonably have been expected to be received in a one year period had there not been a prior termination of Service. For purposes of this Plan, an Eligible Director shall earn a "Year(s) of Service" for each complete 12 month period during which the Eligible Director is providing services to the Bank or Bancorp. Years of Service shall include all service as an Eligible Director of the Board of Directors of the Bank or Bancorp, including any and all service rendered by such Eligible Director prior to the adoption of this Plan.

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                      ARTICLE III  --  PAYMENT OF BENEFITS

     1. PAYMENT FOLLOWING TERMINATION OF SERVICE UPON ATTAINMENT OF AGE SEVENTY AFTER PERMANENT DISABILITY OR AFTER BEING NOMINATED BUT NOT REELECTED OR AFTER A CHANGE OF CONTROL.

     The Benefit Amount described in Article II shall be paid to an Eligible Director in such form as allowed under this Plan and shall commence on or about the last day of the first calendar month following termination of service after:

     1.   an Eligible Director's attainment of age 70; or

     2. an Eligible Director's permanent and total disability (as defined in Section 22(e) of the Internal Revenue Code or any law which amends or replaces Section 22)e) or as otherwise defined by the Executive Committee of the Bank or Bancorp); or

     3. the non-reelection of an Eligible Director who has been nominated by the Board of Directors of the Bank or Bancorp but is not re-elected by the shareholders; or

     4. an Eligible Director's termination of service following a change in control (as defined herein) of either the Bank or the Bancorp.

Prior to receiving the benefits hereunder, an Eligible Director shall have terminated service on the boards of both the Bank and Bancorp and any affiliate or subsidiary of the Bank or Bancorp.

     2.   DEFINITION OF CHANGE IN CONTROL.

     A "change in control of Bancorp" for purposes of this Plan, shall be deemed to have taken place if: (i) any person becomes the benefit owner of 25 percent or more of the total number of voting shares of Bancorp; (ii) any person has received the approval of the Office of Thrift Supervision ("OTS") under Section 10 of the Home Owners' Loan Act, as amended, or regulations issued thereunder, to acquire control of Bancorp; (iii) any person has received approval of the OTS under Section 7(j) of the Federal Deposit Insurance Act, as amended; or
(iv) any person has entered into a binding agreement to acquire (by means of stock purchase, cash tender or exchange offer, merger or other business combination) beneficial ownership of

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25 percent or more of the total number of voting shares of Bancorp, whether or not the requisite approval for such acquisition has been received under the Home Owners' Loan Act, as amended, the Federal Deposit Insurance Act, as amended, or the respective regulations issued thereunder, provided that a change in control will not be deemed to have occurred under this clause (iv) unless the Board of Directors of Bancorp has made a determination that such action constitutes or will constitute a change in control, and further provided that a change in control shall no longer be deemed to have occurred upon the termination of such agreement for any reason whatsoever; (v) any person becomes the beneficial owner of 10 percent or more, but less than 25 percent, of the total number of voting shares of Bancorp, provided that the OTS has made a determination that such beneficial ownership constitutes a change of control of Bancorp under the Home Owners' Loan Act, as amended, or the regulations promulgated thereunder;
(vi) any person (other than persons named as proxies solicited on behalf of the Board of Directors of Bancorp) holds irrevocable proxies for 25 percent or more of the total number of voting shares of Bancorp, provided that a change in control will not be deemed to have occurred under this clause (vi) unless the Board of Directors of Bancorp has made a determination that such action constitutes or will constitute a change in control; or (vii) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested proxy solicitation or election, or any combination of the foregoing transactions, the persons who were directors of Bancorp before such transaction shall cease to constitute at least two-thirds of the Board of Directors of Bancorp or any successor institution. For purposes of this Section 2, a "person" includes an individual, corporation, partnership, trust or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934. A "change in control of the Bank", for purposes of this Agreement, shall be deemed to have taken place if Bancorp's beneficial ownership of the total number of voting shares of the Bank is reduced to less than 50 percent.

     Notwithstanding anything to the contrary contained herein, a change in control shall no longer be deemed (as of the time of the determination of the Board referred to below) to have occurred for the purposes of this Plan by virtue of any transaction or event which terminates

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or ceases to exist, with respect to which the Board of Directors of Bancorp, by resolution adopted by the affirmative vote of at least two-thirds (2/3) of the members of the Board of Directors in office immediately prior to such transaction or event, shall specify that such transaction or event shall no longer be deemed to constitute a change in control of Bancorp for purposes of this Agreement; provided that at the time of making a determination under this section, the Board of Directors may attach such terms and conditions to its determination as it shall, in its discretion, deem appropriate; and provided further that the provisions of this paragraph shall not be applicable to any transaction or event pursuant to which any persons becomes the beneficial owner of 50% or more of the total number of voting shares of Bancorp.

     3.   NO RIGHT TO PAYMENT UPON REMOVAL FOR CAUSE.

     An Eligible Director whose services are terminated for "cause" shall not be entitled to receive any Benefit Amount under this Plan. For purposes of this Plan, the term "cause" shall mean conduct as a director of the Bank or Bancorp or any subsidiary involving willful material misconduct, breach of material fiduciary duty involving personal profit, or gross negligence as to material duties.

     4.   NO RIGHT TO RECEIVE PARACHUTE PAYMENT.

     Notwithstanding any other provisions of the Plan, whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Eligible Director, the Eligible Director shall not have any right to receive any payment or other benefit under the Plan, any other agreement, or any benefit plan if such payment or benefit, taking into account all other payments or benefits to or for the Eligible Director under the Plan, all other agreements, and all benefit plans, would cause any payment to the Eligible Director under the Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code as then in effect (a "Parachute Payment") or a payment having the effect of a "parachute payment" under any future law. In the event that the receipt of any such payment or benefit under the Plan, any other agreement, or any benefit plan would cause the Eligible Director to be considered as having received a Parachute Payment under the Plan, then the Eligible Director shall have the right, in the Eligible Director's sole discretion, to designate

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those payments or benefits under the Plan, any other agreements and/or any benefit plans, which should be reduced or eliminated so as to avoid having the payment to the Eligible Director under the Plan be deemed to be a Parachute Plan.

     5.   AVAILABLE FORMS OF PAYMENT.

     The normal form of payment of the Benefit Amount shall be made in "Installment Payments". Any current Eligible Director shall have the right to elect a "Lump-sum Payment" within the 90 day period following the Second Amendment and Restatement Date as defined below. An individual who becomes an Eligible Director shall make an election to receive a Lump-sum Payment within 90 days of his or her election as an outside director for either the Bank or Bancorp. Unless the Eligible Director elects a Lump-sum Payment under this Plan, the Eligible Director's monthly Benefit Amount shall be paid in Installment Payments beginning on the applicable date stated in Article III,
Section 1 and shall end when the total number of Installment Payments paid under this Plan equals the aggregate number of full months the individual served as an outside director of either the Bank or Bancorp. In the event the Eligible Director dies prior to receiving the full number of Installment Payments otherwise payable under this Plan and leaves a Surviving Spouse, such Surviving Spouse shall receive 50% of the Eligible Director's Benefit Amount but only for so long as the Installment Payments would have been paid to the Eligible Director had he survived. Such Installment Payments shall begin to the Surviving Spouse on the first date of the month following the death of the Eligible Director. If an Eligible Director who has not elected a Lump-sum Payment under this Plan dies prior to receiving the full number of Installment Payments under this Plan and does not leave a Surviving Spouse, all remaining unpaid Installment Payments shall be forfeited to the Bank or Bancorp. For purposes of this Plan, a "Surviving Spouse" shall be the individual to whom the Eligible Director was legally married on his date of death. Notwithstanding the above paragraph, the Board of Directors of the Bank or Bancorp, on its own authority, may change the form of payment from an Installment Payment to a Lump-sum Payment (but not a Lump-sum Payment to an Installment Payment) for an Eligible Director who has otherwise elected to receive his Benefit Amount in Installment Payments.

     An Eligible Director shall have the right to elect to receive his Benefit Amount in a Lump-sum Payment. Such election shall be made on the election form as attached hereto as

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Appendix II.  Once an Eligible Director elects this method of payment, such election may not be rescinded or otherwise changed in any way. If an Eligible Director dies prior to the payment of his Lump-sum Payment, this Plan shall pay Installment Payments to his Surviving Spouse, if any, equal to 50% of the Installment Payments such Eligible Director would have received had he or she elected to receive Installment Payments under this Plan. Such Installment Payments shall begin to the Surviving Spouse on the first date of the month following the death of the Eligible Director. The Surviving Spouse of an Eligible Director who has elected a Lump-sum Payment and who dies before such payment is made shall not be entitled to receive payment in the form of a Lump-sum Payment. Any Lump-sum Payment required under this Plan shall be payable at the same time as stated in Article III, Section 1 for commencement of Installment Payments. Calculation of the amount of the Lump-sum Payment shall be determined in accordance with the methodology used for determining lump-sum payments under the St. Paul Federal Bank For Savings Employee Pension Plan, as amended.

                             ARTICLE IV -- FUNDING

     The Bank and Bancorp have established an irrevocable trust (funded with a minimum of $1.00) that meets the guidelines set forth in GCM 39230 (May 7, 1984) published by the Internal Revenue Service, as amended or supplemented, from time to time (the "Trust"). The Bank and Bancorp shall be considered as the owners of the Trust under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code. On or about the date an event set forth in Article III, Section 1 occurs, the Bank and/or Bancorp shall arrange for a transfer of funds to the Trust in an amount not less than the present value of all amounts estimated to be payable to such Eligible Director based on his life expectancy and months of service as an outside director.

                            ARTICLE V -- NONCOMPETE

     The right to receive or continue to receive payments under the Plan, are contingent upon an Eligible Director not becoming or having been an employee of any financial

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institution located within 50 miles of the Bank's headquarters for a one year period after termination of service on the Board of Directors of either the Bank or Bancorp.

                          ARTICLE VI -- MISCELLANEOUS

     1. THE PLAN SHALL BE AN UNFUNDED CONTRACTUAL OBLIGATION OF THE BANK AND BANCORP.

     The Bank and Bancorp shall pay, or cause to be paid, the benefits to which an Eligible Director becomes entitled under the Plan. The obligation to pay any monthly benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described in Article II in the manner and under the conditions prescribed in Article III and V.

     2.   AMENDMENT, VESTING, AND TERMINATION OF THE PLAN.

     The Board of Directors of the Bank or of Bancorp may, at any time and from time to time, amend or terminate the Plan. However, no such amendment or termination of the Plan shall affect the right of any Eligible Director to benefits that have accrued through the date of such amendment or termination. In addition, the rights to receive benefits under the terms and conditions described herein shall vest as such benefits accrue under this Plan, and no amendment or termination of the Plan shall affect such benefits.

     3.   MERGER OR OTHER BUSINESS COMBINATION.

     In the event of a merger or other business combination involving the Bank or Bancorp in which the Bank or Bancorp is not the resulting institution or entity, or which involves a change in control of the Bank or Bancorp (as defined above ), the right and obligations of the Bank and Bancorp under the Plan shall become the rights and obligations of the successor or acquiring entity or institution in the merger or business combination. For all purposes under the Plan (including, without limitation, determination of Years of Service, Annual Compensation, and termination date), service as an outside member of the Board of Directors of the Bank or Bancorp, or as an advisory director, of a successor or acquiring institution or entity following a merger or other business combination, as referred to above, shall constitute service as a member of the Board of Directors of the Bank and of Bancorp.

     4.   OTHER PLANS.

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     Nothing in the Plan shall be construed to affect the rights of the Eligible
Director, his beneficiaries, or his estate to receive any retirement or death benefit under any other tax qualified or nonqualified pension plan, deferred compensation agreement, insurance agreement, tax-deferred annuity or other retirement plan of the Bank or Bancorp or any other person or entity.

     5.   NON-ASSIGNABILITY.

     Subject to this Plan's payment of a benefit to a Surviving Spouse, the rights and benefits under the Plan are personal to an Eligible Director and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, or other disposition.

     6.   TITLES.

     The titles to articles and paragraphs in the Plan are placed herein for convenience of reference only, and the Plan is not to be construed by reference thereto.

     7.   CONTROLLING LAW.

     The Plan shall be construed according to the laws of the United States to the extent applicable and otherwise by the laws of the State of Illinois, excluding the choice of law rules thereof.

     8.   GENDER AND NUMBER.

     Whenever used herein, a masculine pronoun shall be deemed to include the feminine, and a plural word shall be deemed to include the singular and plural in all cases where the context requires.

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     9.   EFFECTIVE DATE.

     The "Original Adoption Date" of this Plan was July 21, 1989. The Plan was amended and restated (the "First Amendment and Restatement Date"), effective January 28, 1991, to provide for funding upon the attainment of pay status by an Eligible Director. The Plan was again amended and restated (the "Second Amendment and Restatement Date"), effective as of March 28, 1994, to provide for changes in the amount and payment of benefits, and to make other administrative changes the Board of Directors felt desirable.

          IN WITNESS WHEREOF, the Bank and Bancorp have executed this Plan on the __________ day of _________________________, 19_____.


                              ST. PAUL FEDERAL BANK FOR SAVINGS

                              By________________________________________________

                              Title_____________________________________________

                              ST. PAUL BANCORP, INC.


                              By________________________________________________

                              Title_____________________________________________

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                                   APPENDIX I

                        SCHEDULE OF BENEFIT PERCENTAGES


          Full Months                    Benefit
          of Service                     Percentage
          ----------                     ----------

          1 Month to 120 Months          60%

          121 Months to 240 Months       70%

          Each Additional Full
          12 Month Period                70% plus one additional percentage
                                         point (e.g., 71% for the first full 12
                                         month period after 240 Months) for each
                                         additional full 12 Month period after
                                         240 Months to a maximum of 100%.


     The Benefit Percentage shall be the determined at the time of the Eligible Director's final separation from service with the Bank and/or Bancorp and shall apply to all full months of service as an Eligible Director, including service either before or after the Original Adoption Date of this Plan. Thus, if an Eligible Director later returns to service as a director with the Bank and/or Bancorp, his Benefit Percentage shall be determined at his final separation from service and applied to all portions of his service as an Eligible Director.

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                                  APPENDIX II

                          BENEFIT AMOUNT ELECTION FORM

                                 Election Form

================================================================================

This form is for use in electing a benefit payment option under the St. Paul Federal Bank For Savings and The St. Paul Bancorp, Inc. Nonqualified Retirement Plan for Directors, as amended.

================================================================================

Name:  ____________________________________________________________

Address:  ____________________________________________________________

City/State/Zip:  ____________________________________________________________

SSN:    ____________________________________________________________

I hereby elect to receive my benefit as a:

        [_] A Single Lump-sum Payment payable to me at such time as provided under the terms of the plan. If I die before a Lump-sum Payment is made to me, I understand that Installment Payments in the amount of 50% of the benefit I would have received will be paid to the spouse to whom I was married on my date of death. Such payments shall be made for so long as provided under the Plan; or


        [_] Installment Payments with the first payment to commence in accordance with the plan. In the event of my death prior to the commencement of payments under this option, the plan shall pay 50% of the Installment Payment I would have received if I was living to the spouse to whom I was legally married on the date of my death. The 50% Installment Payments shall commence on the first day of the month following my date of death. In the event of my death after I begin receiving Installment Payments, 50% of the payment amount I was receiving at the time of my death will continue be made to the spouse to whom I was legally married on the date of my death and continue until such time as provided in the plan.


This election form may not revoked at any time.


                  ------------------------------------------------
                  Participant's Signature

                  ------------------------------------------------
                  Date

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